CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 10, 2015 relating to the consolidated financial statements of Crailar Technologies, Inc. (the “Company”) that are included in the Company’s annual report on Form 10-K for the year ended December 27, 2014, which is incorporated by reference in the Company’s Form S-8 Registration Statement filed with the United States Securities and Exchange Commission on February 16, 2012.

/s/ Dale Matheson Carr-Hilton Labonte LLP

Dale Matheson Carr-Hilton Labonte LLP
Chartered Accountants

Vancouver, Canada
April 10, 2015